Filed pursuant to Rule 424(b)(3)
                                      Registration No. 333-59355

Prospectus Supplement No. 21
(To Prospectus dated August 10, 1998
and to Prospectus Supplement No. 11
dated December 22, 1998)

                                $1,012,198,000
                              XEROX CORPORATION
                 CONVERTIBLE SUBORDINATED DEBENTURES DUE 2018

The information contained under the heading "Selling Security Holders" in the Prospectus dated August 10, 1998 ("Prospectus"), as supplemented by Prospectus Supplement No. 11 dated December 22, 1998 (the "Prior Supplement"), relating to $1,012,198,000 aggregate principal amount at maturity of Convertible Subordinated Debentures due 2018 ("Debentures") of Xerox Corporation (the "Company"), and such indeterminate number of shares of Common Stock, par value $1.00 per share, of the Company as may be issuable upon the conversion of the Debentures, that may be offered and sold from time to time by the several holders thereof is hereby amended and supplemented as follows:


                             PRINCIPAL AMOUNT AT        PRINCIPAL AMOUNT AT
                            MATURITY OF DEBENTURES    MATURITY OF DEBENTURES
                            BENEFICIALLY OWNED AND    PREVIOUSLY SPECIFIED IN
SELLING HOLDER            THAT MAY BE OFFERED HEREBY       THE PROSPECTUS
                                                         PRIOR SUPPLEMENT
--------------            --------------------------  -----------------------
                                            (In U.S. Dollars)

MFS Total Return Portfolio
  LPT Variable Insurance
  Series Trust . . . . . . . .       70,000                     35,000

New York Life Insurance
  Company (NYLIC). . . . . . .   15,000,000                       None


The date of this Prospectus Supplement is January 10, 2000.